CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THE
                       FOLLOWING EXHIBIT MARKED WITH AN *
                                                                  EXHIBIT 10.14

                                    AGREEMENT
                                     BETWEEN
                         AMERICA'S HEALTH NETWORK, INC.
                                       AND
                              IVI PUBLISHING, INC.


         THIS AGREEMENT is made as of May 25, 1995 by and between AMERICA' S HEALTH NETWORK, INC., a Delaware corporation with its principal office at 1000 Universal Studios Plaza, Suite 247, Orlando, Florida 32819-7610 ("AHN") and IVI PUBLISHING, INC., a Minnesota corporation with its principal place of business at 7500 Flying Cloud Drive, Minneapolis, MN 55344 ("IVI").

         WHEREAS, AHN is in the process of creating and producing a cable television consumer health programming service/network;

         WHEREAS, as part of programming for the service/network, AHN intends to
offer  a  series  of  programs   referred  to  as  "Ask  the  Doctor"   offering
medical/health information and answering viewers questions;

         WHEREAS, IVI is a publisher of medical/health information in digital interactive formats;

         WHEREAS, AHN would like IVI to provide medical/health information content for AHN's network, including the so-called "Ask the Doctor" programs.

         NOW,  THEREFORE,  in consideration of these premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

         NOW, THEREFORE, the parties do agree as follows:


ARTICLE 1.0

         As used in this Agreement, the following terms shall have the meanings set forth in this Article 1.0. Additional terms may be defined elsewhere in this Agreement.

         1.1 "Adverse Event" shall mean the good faith determination that any of the Materials contains any outdated, misleading, erroneous or incomplete medical information, regardless of its source or cause, that would, in the sole discretion of the IVI Licensor providing the source material for such Material, or in the opinion of any governmental regulatory agency, materially jeopardizing the health or safety of any person or persons using or relying on such Materials.

         1.2 "Affiliate" shall mean any person controlled by or under the common control of a party to this Agreement.

         1.3 "AHN Competitor" shall mean a television programming service whose primary service is to provide consumer health information to the general public and who competes directly with AHN within the Territory; provided, however, that AHN Competitor shall not include (i) any medical/health television programming service that is not generally available to the general public (such as a programming service serving schools, businesses [either for customers or for employees], medical institutions and the like); nor, (ii) Interactive Digital Television programming of any sort, nor, (iii) programming on networks or stations that are not primarily dedicated to medical/health programming (such as health programming for CBS, CNN, ABC, ESPN or the like).

         1.4 "Audio Messages" shall mean that portion of the other Materials created for use on the Telephone System.

         1.5 "Computer System" shall mean the multimedia computer hardware and operating software required to retrieve and use the Materials.

         1.6 "Copyrights" shall mean the respective statutory and common law rights under the copyright laws of any country in the world owned and held by a party hereto.

         1.7 "Effective Date" shall mean the date on page 1 of this Agreement.

         1.8 "Home Shopping Network" shall mean an analog cable or broadcast television shopping network such as Home Shopping Network or QVC.

         1.9 "Interactive Digital Television" shall mean the broadcast of medical/health content controlled by viewers who access the content through digital delivery devices in their homes, thereby accessing a central storage or broadcast facility available without programming content added by the broadcaster or producer. For example, a database or videotext of medical/health information accessible on demand of the viewer would be Interactive Digital Television; non-interactive linear programming of medical/health information at times selected by the broadcaster or producer would not be Interactive Digital Television.

         1.10 "IVI or IVI's Licensor(s)" shall mean Mayo and those other entities approved by AHN, which approval shall not be unreasonably withheld, who have licensed or hereafter license their source material to IVI for the creation of the Materials.

         1.11 "Materials" shall mean the video and audio support, including illustrations, graphics, animations, B-roll and the Second Opinions comprising the medical/health information content created and to be created by Mayo and other IVI Licensors and provided to AHN by IVI in the formats compatible with the Computer System and the Telephone System. "Materials" shall have two components: the "Second Opinions" which shall mean the digital videotape presentations by Mayo physicians (or, if approved by AHN, by physicians provided by other of IVI's Licensors) describing medical/health conditions and treatments, and the "Other Materials" which shall mean the content other than the Second Opinions provided by IVI to AHN hereunder.

         1.12 "Mayo" shall mean the Mayo Foundation for Medical Education and Research.

         1.13 "Telephone System" shall mean the telephone information retrieval hardware and machinery necessary to allow viewers and others to access the Audio Messages.

         1.14 "Term" shall mean time period defined in Article 7 hereof.

         1.15 "Territory" shall mean the world.

         1.16 "Trademarks" shall mean the respective statutory and common law rights under the trademark laws of any country in the world owned or held by IVI or any of the IVI Licensors.


ARTICLE 2.0  DEVELOPMENT OF MULTIMEDIA SERVER.

         In connection with AHN's so-called "Ask the Doctor" programs or other medical/health information segments, AHN intends to provide inter alia medical/health information which can be retrieved from the Computer System and from the Telephone System. AHN will provide all of the hardware and operating systems and desires that IVI provide the medical/health content for the Computer System and the Telephone System.

         2.1 License of Content. Subject to the terms of this Agreement, IVI hereby grants to AHN the right within the Territory to exhibit, record, reproduce in the ordinary course of business, broadcast, rebroadcast, display, transmit, and publicly perform the Materials as part of the "Ask the Doctor" programs in English and any other language. The rights granted hereunder allow AHN to utilize the digitized Materials provided to the Computer System during the on-air portions of the "Ask the Doctor" programs and to utilize the Audio Messages for persons who call AHN to have their questions answered. Further, subject to the approval rights set forth in this Agreement, the rights granted hereunder allow AHN to use the Materials to advertise, promote and publicize itself and the "Ask the Doctor" programs. The rights granted hereunder do not allow AHN (i) to alter the Materials in any way; (ii) to display or publicly perform the Materials in connection with the sale or promotion of any product; nor (iii) to use the Materials in any other manner except as specifically set forth herein. Notwithstanding the foregoing, IVI acknowledges that AHN intends to offer products during discrete home shopping segments which may precede, follow or be contained within the "Ask the Doctor" programs using the Materials, and that such segments shall not of themselves violate clause (ii) above; provided that they are conspicuously identified and identifiable as separate and distinct from the "Ask the Doctor" programs and that no endorsement of any product offered in such segments by IVI or IVI's Licensors is expressed or implied (unless such product has, in fact, been expressly endorsed by IVI and/or an IVI Licensor). In recognition that the IVI Licensors may require that the content contained in the Materials be deleted in its entirety so accurate medical/health information is being given to the public, AHN agrees that upon notice from IVI of an Adverse Event, AHN will cease performing or displaying the Materials in question and that IVI shall have the right to delete the Materials in question from the Computer System or the Telephone System; provided, whenever possible, IVI shall first give AHN prior notice of the Adverse Event. The Materials at all times shall remain the property of IVI or IVI's Licensors, as the case may be.

         2.2      Exclusivity.

         2.2.1 So long as AHN is not in default under this Agreement, IVI will not license the Materials (i) for use on a network/programming service within the Territory to an AHN Competitor or to any person who to the knowledge of IVI intends to become an AHN Competitor nor (ii) to any other entity for use in a televised program with a format comparable to "Ask the Doctor". IVI will not provide medical/health information of any kind to an AHN Competitor or to any person who to the knowledge of IVI intends to become an AHN Competitor for use within the Territory. Further, IVI will ensure that the Materials contain no proprietary content which, notwithstanding the requirements of this Agreement, could be licensed by IVI's Licensor to an AHN Competitor for use within the Territory during the Term hereof.

         2.2.2 So long as AHN is not in default under this Agreement, IVI shall not provide medical content support of any kind to any AHN Competitor during the Term; provided, however, that at any time during the Exclusivity Termination Period (as hereinafter defined), IVI may elect to terminate the provisions of this Section 2.2. IVI shall have obtained from Mayo an agreement providing that so long as AHN is not in default under this Agreement, Mayo shall not provide medical content support of any kind to any AHN Competitor during the Term, and that at any time during the Exclusivity Termination Period, Mayo may elect to terminate its agreement to provide medical content support exclusively to AHN. Such election to terminate exclusivity duly made by IVI or Mayo shall have the result referred to in Section 5.2.1 and 5.2.2.

         2.2.3 "Exclusivity Termination Period" as used herein shall mean the thirty (30) day period commencing on the date that is six (6) months after the first broadcast of "Ask the Doctor" by AHN and terminating thirty (30) days thereafter. At any time during the Exclusivity Termination Period IVI may on its behalf and Mayo's behalf terminate the exclusivity provisions of this Section 2.2 by written notice to AHN. The exclusivity provisions of this Section 2.2 may be referred to herein as "Corporate Exclusivity."

         2.3 Computer and Telephone System. AHN shall be responsible for the purchase and installation of the Computer System and the Telephone System including, without limitation, the cost of the operating software therefor. IVI will consult with AHN to ensure that AHN's choices are compatible with the format of the Materials. Upon completion of the installation and throughout the Term, AHN will provide IVI with all information about and access to the Computer System and the Telephone System to allow IVI to format and load the Materials onto those systems.

         2.4      Development and Delivery of Content.

         2.4.1 IVI and AHN desire that IVI have the first right to provide all medical/health content being loaded on the Computer System and Telephone System including, without limitation, the illustrations, graphics, animations, B-roll and the Second Opinions. To that end, AHN shall periodically provide IVI with specifications for the type of content AHN wishes to have available on the Computer System and the Telephone System, and whether AHN desires the content to be developed by or in conjunction with Mayo. IVI will have thirty (30) days after receipt of the specifications to provide AHN with a notice (the "Production Notice") stating that IVI will deliver the requested content and setting forth, among other things, the time schedule for delivery and the fee payable by AHN therefor which fee shall be IVI's cost of producing or obtaining the requested content plus fifteen percent (15%); provided that IVI's cost shall be: (i) IVI's actual cost to produce, duplicate and secure Mayo's approval of the content (if requested by AHN), which shall be within reasonable industry standards for comparable work, provided that IVI's cost to produce Second Opinions and to secure Mayo's approval will be as set forth in Exhibit A hereof; (ii) IVI's actual cost to sublicense content in its library to AHN, to modify and duplicate library content and to secure Mayo's approval of the library content (if requested by AHN); and (iii) IVI's actual cost to obtain the content from third-party sources, to modify and duplicate the third-party content and to secure Mayo's approval of the third-party content (if requested by AHN). Any requested content provided by IVI to AHN in accordance with the foregoing provisions shall be considered "Materials" hereunder. IVI shall utilize all reasonable methods to minimize its cost of delivering Materials to AHN, including without limitation, the use of third-party sources for Materials that are not contained in IVI's library. If (i) IVI fails to produce or obtain the requested content within the time period specified in the Production Notice or (ii) does not provide the Production Notice within the 30-day period referred to above, then AHN will be free to produce the requested content itself or to obtain them from any other source; provided, however, that any future requested content shall first be offered to IVI in accordance with this Section.

         2.4.2 Except as set forth below, if during any Royalty Year during the Term hereof IVI does not elect to produce and does not actually deliver to AHN after agreeing to do so either (a) 80% of the Second Opinions requested or (b) 80% of the "Value of the Other Materials", then the Royalty payments otherwise due pursuant to Section 5.2.1 during said Royalty Year shall be reduced by a factor equal to (A) 100% minus the percentage of Second Opinions actually produced by IVI or (B) 100% minus the percentage of Value of Other Materials actually produced by IVI (computed as set forth below), whichever is less. The percentage of Second Opinions actually produced shall be the number of Second Opinions actually produced by IVI during the Royalty Year in question, divided by the number of Second Opinions that AHN has requested IVI to produce during the same year. The percentage of Other Materials actually produced by IVI shall be the Value of the Other Materials (computed as set forth below) actually produced by IVI during the Royalty Year in question, divided by the value of the Other Materials that AHN has requested IVI to produce during the same year. "Value of the Other Materials" shall be computed by adding (i) the cost which IVI did charge for production of Other Materials; and (ii) the cost actually paid by AHN for production of the Other Materials which IVI elected not to produce.

         2.4.3 Notwithstanding the foregoing, if during any Royalty Year IVI has produced at least 150 Second Opinions (and has also met the 80% test for Other Materials), no reduction in Royalties shall occur even if IVI does not meet the 80% test for Second Opinions for such year. Further, the determination of the 80% test shall be based only on those requests made by AHN which are submitted in writing to IVI no later than 150 days after the beginning of each Royalty Year.

         2.5 Copyrights. AHN hereby acknowledges that IVI or IVI's Licensors own or control all right, title and interest to the Materials, including without limitation, the copyrights therefor, and AHN will not challenge such rights.

         2.6 IVI Approval. IVI, and as required, IVI's Licensors, shall have the following rights of approval: (i) the right to approve the final version of the Materials, whereby AHN shall provide all necessary information to IVI in order to obtain the requisite approval and shall not, prior to obtaining such approval, use, promote or perform the Materials, and after such approval is obtained, shall make no changes to the approved versions of the Materials thereafter without resubmitting the Materials to IVI for approval (ii) the right to approve the manner of presentation of the Materials, provided that the display of the Materials from time to time during AHN's "Ask the Doctor" series of television programs (and during AHN's "Health IQ" bumpers), and the use of the Audio Messages on AHN's Telephone System shall be approved manners of presentation; (iii) the right to approve the use of IVI or IVI's Licensors' names, trademarks or the like, provided, that AHN's right to use Mayo's name and trademarks is hereby approved as specified in Section 3.4; (iv) the right to approve all non-English language uses of the Materials; provided that any approval by an IVI Licensor of a non-English language use will constitute the approval by IVI of such use; and (v) the right to approve the form and format of all promotions and publicity utilizing the Materials. Without limiting the foregoing approval rights, Mayo's approval shall be conditioned on it being clear, in Mayo's sole discretion, that any Materials that have not been provided by Mayo are not, by inference or otherwise, attributable to or identified with Mayo.

         2.7 Development of Derivative Products. The "Ask the Doctor" programs will involve a doctor/commentator responding to questions which answers may, at least in part, utilize the Materials provided by IVI. As a result, a data bank of questions and answers will be compiled over time which are hereafter referred to as the "Joint Assets". It is the intention of the parties to create derivative products using the Joint Assets such as video cassettes, CD-ROM discs or digital interactive two-way programming. Because the Joint Assets combine elements which are owned by AHN and elements which are owned by IVI or IVI's Licensors, IVI and AHN agree that all derivative products created from or utilizing those Joint Assets shall be developed and owned jointly by IVI and/or IVI Licensor(s), as the case may be, and AHN and the parties will negotiate in good faith as to the royalties or profit sharing arrangement therefor. Each party acknowledges that it cannot alone use or exploit the Joint Assets but the parties further acknowledge that neither one is prohibited from using or exploiting alone the elements provided by said party to the Joint Assets. By way of example, AHN cannot develop a video cassette of the "Ask the Doctor" segments (or portions thereof) which utilizes the Materials without IVI's participation as set forth above. However, if AHN deletes all Materials from an "Ask the Doctor" segment so that the resulting product contains only elements provided and owned by AHN, then AHN may exploit the resulting product without IVI's participation. As a further example, IVI may use the Materials (subject to the rights of IVI Licensors), without any elements provided by AHN, in CD-ROM discs or on Interactive Digital Television, all without any participation by AHN. Notwithstanding IVI's rights to use the Materials for derivative products without AHN's participation, such right shall not allow IVI to violate the exclusivity provisions set forth in Section 2.2. Except as expressly set forth in this Section 2.7, all assets, properties and materials developed, produced or acquired by AHN (other than the Materials) shall remain the sole and exclusive property of AHN and there shall be no license, express or implied, of such assets, properties or materials to IVI or any IVI Licensor pursuant to this Agreement.

         2.8 Sale of IVI Products. AHN intends to offer home shopping segments on its health network which will market medical/health related products. Except as set forth below, AHN shall sell IVI products, selected by AHN, on at least
  * of its daily live home shopping segments in every * period. In the event IVI's products produce gross revenues (excluding taxes, shipping and handling) in a * period which are less than the average per minute gross revenues (excluding taxes, shipping and handling) received by AHN from other products (the "Average Revenues"), then AHN may decrease the * air time by the same proportion that IVI products' gross revenues are less than the Average Revenues. Further, if IVI products' gross revenues during a * period are less than * of the Average Revenues, then AHN shall have the right not to sell or market any IVI products for a period of 90 days and thereafter, AHN will begin to market the products again for at least a * period. Until such time
as AHN reduces IVI  products'  air time below           *         in any 24-hour
period, IVI will not contract with any other Home-Shopping Network for the sale and distribution of the IVI products being marketed by AHN; provided, however, that to the extent that any of IVI's Licensors has the right to market IVI products through Home-Shopping Networks, such marketing will not be considered a breach by IVI hereunder. AHN shall purchase the IVI products from IVI at a price and on terms equal to the lowest price and the most favorable terms which IVI offers said product to any retailer (other than IVI Licensors). AHN shall have the right to sell IVI products at any price it chooses.

ARTICLE 3.O TRADEMARKS

         3.1 Trademarks. The use of IVI's Trademark or the Trademark of any of IVI's Licensors shall be subject to the approval of IVI and IVI's Licensors. AHN shall use such Trademarks strictly in accordance with the provisions specified by IVI and IVI's Licensor.

         3.2 Purpose of License. Any Trademarks which AHN may be authorized to use in connection with the Materials shall be used solely in connection with the display of the Materials and not for any other purpose or product and does not give to AHN any ownership of such Trademark or any right to use such Trademark except as expressly authorized.

         3.3 No Confusion. AHN shall not register, or attempt to register, or use, or attempt to use, any mark anywhere in the world that is confusingly similar to the Trademarks of the other party. AHN hereby disclaims any intention or right to contest the ownership of the Trademarks of IVI or any of IVI's Licensors.

         3.4 Use of "Mayo" Name. Solely in connection with its grant of rights to use the Materials, IVI hereby grants to AHN a nonexclusive, paid-up, worldwide license to use, copy and reproduce the trademarks owned by the IVI Licensors. IVI further grants to AHN the right to identify Mayo as the source of those Materials developed by or in conjunction with Mayo and to identify physicians and other health care professionals presenting Second Opinions as being affiliated with Mayo Clinic or its affiliates. In furtherance thereof, AHN will be bound fully by the obligations of IVI contained in Section 4.5 of the Electronic Publishing License, Development and Marketing Agreement, dated as of April 28, 1993, and Section 4.5 of the 1994 License, Development and Marketing Agreement dated as of September 27, 1994 both between IVI and Mayo, in the use of any Mayo Trademarks (as defined therein).


ARTICLE 4.0  REPRESENTATIONS AND WARRANTIES

         4.1 IVI Representations and Warranties. IVI hereby represents and warrants to AHN that:

         4.1.1 The IVI Licenses are valid and that there are no actual or claimed defaults existing as of this date;

         4.1.2 IVI has the full power, authority and legal right to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by IVI; and this Agreement constitutes legal, valid and binding obligations of IVI, each enforceable in accordance with its respective terms;

         4.1.3 To IVI's knowledge, there are no claims as of the date hereof that any of IVI's License Rights violate or infringe upon any rights of any third parties;

         4.1.4 IVI has the right to grant to AHN the rights granted hereunder.

         4.2 AHN Representations and Warranties. AHN hereby represents and warrants to IVI that:

         4.2.1 AHN has the full power, authority and legal right to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by AHN; and this Agreement constitutes legal, valid and binding obligations of AHN, each enforceable in accordance with its respective terms;

         4.2.2 AHN has not granted to any other person or entity any right or privilege granted to IVI hereunder nor entered into any agreement in conflict herewith;

         4.2.3 AHN has, or will prior to utilization have, the right to use all information, data, content and data which it intends to use in connection with the Materials (other than the Materials themselves).


ARTICLE 5.0  CONSIDERATION

         5.1 Production Fee. AHN shall pay IVI the nonrefundable fees set forth in each of the Production Notices referred to in Section 2.4 hereto.

         5.2 Royalty Payments to IVI. In addition to the aforementioned nonrefundable license fees, AHN shall pay to IVI royalty payments ("Royalty") in the amounts and at the times set forth below.

         5.2.1 Current Royalty Payments. AHN shall pay the following current Royalty payments:


             Royalty Year                                Annual Royalty Amount
             ------------                                ---------------------
                    1                                      $1,000,000.00
                    *                                            *
                    *                                            *
                    *                                            *
                    *                                            *

         In the event IVI or Mayo elects to terminate their Corporate Exclusivity, then the amounts due for each Royalty Year thereafter shall be twenty-five percent (25%) of the amounts set forth above, and any excess Royalty paid for the first Royalty Year arising from such reduction shall be applied to current Royalty payments due for subsequent years. The annual Royalty payment due in Royalty Year 1 shall be due on the earlier to occur of (a) ten (10) days after AHN receives a minimum of $20,000,000.00 in financing or (b) December 31, 1995. The Royalty payments due in each subsequent Royalty Year shall be payable on a quarterly basis in advance with the first quarterly payment for Royalty Year 2 being due on the earlier to occur of the (i) first day of the first quarter of Royalty Year 2 or (ii) June 30, 1997. "Royalty Year" as used below shall mean each successive 12 month period the first of which begins on the date AHN begins broadcasting. If during any Royalty Year IVI does not elect to produce or does not deliver after agreeing to do so either (a) 80% of the Second Opinions requested or (b) 80% of the Value of the Other Materials requested, and the amount of current Royalty paid in advance for such Royalty Year exceeds the current Royalty due for such Royalty Year after giving the effect to the reduction in Royalty provided for in Section 2.4.2 ("Excess Amount"), then the Excess Amount shall be applied to reduce any Royalty thereafter coming due by AHN to IVI under this Agreement. If no further amount is to become due because of the expiration of the Term or because subsequent Excess Amounts will become due, IVI will repay the unapplied Excess Amounts to AHN promptly upon demand therefor.

         5.2.2 Deferred Royalty Payments. In addition to the current Royalty payments set forth in Section 5.2.1 above, AHN shall pay to IVI
         deferred Royalty payments in the amount of            *
                          of AHN's gross  revenues  per year during each Royalty
         Year  that AHN  achieves  at least         *               of its gross
         revenue goal. The foregoing obligation to pay deferred Royalty payments shall cease in the event IVI and Mayo terminate their Corporate Exclusivity. The deferred Royalty payments due to IVI pursuant to this
         Section 5.2.2 shall be payable in full (together with interest thereon in the amount equal to the prime reference rate of First Bank Minneapolis, N.A. accrued from the last day of the Royalty Year to the date of payment) no later than forty-five (45) days after the end of the fifth Royalty Year; provided, however, that in the event of termination of this Agreement by IVI pursuant to any of Sections 7.2.1, 7.2.2, 7.2.3, 7.2.5 or 7.2.6 or by AHN pursuant to Section 7.2.7, all deferred Royalty payments shall be immediately due in full to the extent accrued to the date of termination. As used herein, the gross revenue goal shall be the gross revenue target set forth by AHN in its final business plan for such twelve-month period as approved by its board of directors; and "gross revenues" shall have the meaning accorded it by generally accepted accounting principles. Notwithstanding any other provision of this Agreement, if IVI or Mayo elects to terminate its Corporate Exclusivity, no deferred Royalty payments shall be or become due or payable.

         5.2.3 Upon any termination of this Agreement by either party, AHN shall have no further obligation to pay IVI any Royalties except as provided in Section 5.2.2. Current Royalty payments that have been prepaid shall be apportioned over the year or quarter for which such current Royalty payment has been made in advance, and IVI shall pay AHN, within 90 days after the date of such termination, the amount, if any, relating to the portion of the period after the date of termination, after deducting therefrom any amounts due IVI by AHN under the terms of this Agreement.

AHN's obligations to pay the Royalty payments pursuant to this Section 5.2 shall be a secured obligation of AHN collateralized by AHN's rights in the Materials and all proceeds thereof. Upon request of IVI, AHN shall immediately execute such documents as IVI may request to evidence IVI's security interest.

         5.3 Payment Procedures. All payments of Royalties to IVI shall be accompanied by a written statement for the relevant accounting period in such form and detail as will enable IVI to understand the basis for the calculation of the Royalties. AHN shall maintain true and accurate books and records for at least three (3) years after the end of each year. All such books and records may be inspected and copied by IVI or its representative upon reasonable prior notice and during normal business hours. Such inspections shall not be made more than twice per year. Such inspections shall be limited to the verification of the amount of the Royalty payments due IVI or the accuracy or completeness of the written statements rendered to IVI. All such books and records shall be deemed Confidential Information, provided, however, copies of such books and records and/or testimony concerning any analysis of the foregoing may be introduced as evidence in any legal proceeding related to any dispute about such royalty payments. Such inspections shall be at IVI's own expense, except if such inspection indicates that the royalty payments have been underpaid to IVI in any Royalty Year by five percent (5%), AHN shall promptly reimburse all the reasonable expenses of IVI incurred in such inspection.

         5.4 Taxes. AHN shall be responsible for paying all taxes, duties, assessments or other governmental charges, however designated, arising from or resulting from this Agreement, other than income taxes, if any, payable by IVI.

         5.5 Late Payments. If and for so long as any payment from AHN to IVI is overdue, such payment shall bear interest at the rate of one and one-half percent per month or such lower amount as may be required by any applicable usury law.


ARTICLE 6.0  PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

         6.1 Cooperation. The parties acknowledge that there are important and valuable intellectual property rights embodied in the Materials. Each party shall use its best efforts to cooperate with the other in the vigilant and diligent protection and enforcement of such rights including, without limitation, any rights under the patent, copyright, trademark or trade secret laws of any country in the world. AHN shall cooperate with IVI and IVI's Licensors in any registrations procedure that IVI or IVI's Licensors may deem appropriate to protect the intellectual property rights.

         6.2      Enforcement Procedures.

         6.2.1 AHN shall promptly inform IVI in writing of any reasonably suspected or known infringement of any intellectual property rights embodied in the Materials or of any claim, lawsuit or legal proceeding by a third party pertaining to the aforementioned intellectual property rights. IVI shall take such action as is required or allowed by IVI's Licensors to protect the intellectual property rights. If IVI elects not to take any action to sue infringers, AHN may at its sole cost and expense pursue the infringers. If IVI and any IVI Licensor decline to pursue such legal action on any basis provided above, IVI or such IVI Licensor shall be hereby deemed to have granted, released, assigned, and transferred its right to take such legal action to AHN, and AHN may then, at its option, pursue legal action in its own name and in whatever manner it deems appropriate in that country, including use of its power of attorney under Section 6.2.2 below. AHN shall bear the entire cost of such action and shall be entitled to retain the entire amount of any recovery by way of judgment or settlement. IVI shall render and shall use its best efforts to cause any IVI Licensor affected by the alleged infringement to render such corporation as may be reasonably requested by the prosecuting party and at the prosecuting party's expense and shall permit its joinder as a party to any such legal action if such joinder is reasonably necessary for effective prosecution of such action.

         6.2.2 If AHN pursues legal action under Section 6.2.1 and is required to join the other party for the effective prosecution of same and if IVI has declined to participate in such legal action, IVI shall be hereby deemed to have authorized AHN to do so as its attorney-in-fact, to execute, acknowledge, verify, serve or file all pleadings or instruments pertaining thereto in the name of and on behalf of IVI, save and except any commitments creating or purporting to create a financial obligation of IVI. AHN shall deliver to IVI and to its legal counsel a copy of each such document, pleading or instrument at least twenty (20) days prior to any service or filing thereof to permit IVI a reasonable opportunity to review and object to any matters or statements made therein. IVI shall provide promptly copies of all such documentation to the affected IVI Licensor.

         6.3      Covenants of IVI.

         (a) IVI will make all payments required by the IVI Licenses.

         (b) To the extent not prohibited by any of the IVI Licenses, IVI will defend itself and AHN from any claims of third parties that AHN is not authorized to use any of the Materials or that any of the Materials infringe upon the rights of third parties.


ARTICLE 7.0  TERM AND TERMINATION

         7.1 Term. The Term of the Agreement, and the Term of AHN's obligation to pay any Royalty, shall commence on the Effective Date and terminate five (5) years after the date on which AHN begins broadcasting in the United States (which date will be confirmed by IVI and AHN in a subsequent letter between them); provided, however, that the period during which AHN has the right to use one or more of the Materials will begin on the first day such Materials are loaded onto the Computer System or the Telephone System in a particular language and terminate on the earlier to occur of (i) the termination of IVI's license from the IVI Licensor supplying said Materials or (ii) five (5) years after the Material is so loaded. The extension of the term beyond the Term in this Agreement for AHN's use of any of the Materials as set forth in the preceding clause shall also be subject to AHN agreeing that the terms of this Agreement, notwithstanding its expiration, shall survive such expiration and shall apply to AHN's use of the Materials, its obligations pertaining to such use and IVI's rights to terminate the use. Further, if the Agreement is terminated for any reason prior to the expiration of the Term, then AHN shall not have the right to extend the use of any Materials beyond the termination date.

         7.2 Early Termination. Notwithstanding the stated Term, the Term, this Agreement and the rights granted hereunder may be terminated earlier under any of the following circumstances.

         7.2.1 By either party, effective immediately upon delivery of written notice of such termination, if, for any reason, the other party ceases conducting its business in the normal course, becomes insolvent or bankrupt, or makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors and such proceeding is not dismissed within thirty (30) days of its filing;

         7.2.2 By IVI, effective thirty (30) days after delivery of written notice of such termination, if any of the rights licensed by IVI to AHN hereunder, is attached or levied upon by a creditor or claimant of AHN or of any Affiliate of AHN, and such attachment or levy is not released or bonded within thirty (30) days after IVI receives written notice thereof.

         7.2.3 By either party if the other party (i) defaults in the performance of its obligations and such default is not cured within twenty (20) days after written notice of such default or (ii) materially breaches any representation or warranty hereunder

         7.2.4 By IVI immediately upon written notice to AHN as to the rights to any Material if IVI's rights to such Material are terminated by the IVI Licensor thereof specifying the basis for such termination and the Material affected; and by AHN immediately upon written notice to IVI at any time after IVI has exercised its right under this Section 7.2.4 (for any reason other than an Adverse Event) with respect to either (i) 10% in number of the Second Opinions delivered to date or (ii) Other Materials having an original cost to AHN of at lease 10% of the aggregate original cost to AHN of the Other Materials delivered to date.

         7.2.5 By IVI if AHN is in default in the performance of its obligations under any other agreement or document between AHN and IVI; provided, that if the terms of the agreement under which the claimed default has occurred do not require that AHN receive prior written notice and have the right to cure such default, then IVI shall give AHN prior written notice of the claimed default and AHN shall have the right to cure such default within 10 days thereafter (or, if the claimed default is not such that can be fully cured within such 10 days, then within such 10 days AHN shall take steps reasonably calculated to effect the cure of such default) and shall diligently pursue and cure said default within 30 days; provided, further however, that the foregoing cure shall not apply to any payment or monetary default.

         7.2.6 By IVI immediately upon notice to AHN if: (i) AHN has not begun broadcasting on its network by June 30, 1996; or (ii) if AHN has not received at least $20,000,000.00 in financing/investment by March 31, 1996; or (iii) AHN substantially changes its programming so that it is no longer primarily a consumer health network; or (iv) AHN fails to make its Royalty payments as required hereunder within ten (10) days of the due date therefor.

         7.2.7 By AHN upon written notice to IVI at any time after the third Royalty Year if less than fifty percent (50%) of the non-shopping programming broadcast by AHN in the United States during such Royalty Year was "Ask the Doctor" programming; whereupon, notwithstanding anything to the contrary contained herein, AHN shall have no further rights to any of the Materials including no rights to request any extensions of the term for such Materials.

         7.3 Effects of Termination or Expiration of this Agreement. Upon expiration or earlier termination of this Agreement, all of AHN rights hereunder shall immediately terminate and AHN shall return to IVI all Materials. In the event the termination is pursuant to subsection 7.2.4 above, then only the rights granted to AHN hereunder for the specific Materials shall terminate and AHN shall return only those Materials. Termination shall not affect, preclude, reduce or limit any other remedy at law or in equity that may be available to either party except as otherwise provided herein.


ARTICLE 8.0  CONFIDENTIAL INFORMATION

         8.1 Nonuse and Nondisclosure. In the course of a party's performance of this Agreement, it may disclose to the other party sensitive proprietary information or trade secrets, including, without limitation, software programs, designs, specifications, protocols, schedules, competition analyses, price or cost data, supplier information, customer information, and the like (collectively, "Confidential Information"). To facilitate the cooperation of the parties hereto and to protect the legitimate interests of each party in its own Confidential Information, neither party may use or disclose to any other person the Confidential Information of the other party except for the purposes of this Agreement. "Confidential Information" shall also include the terms of this Agreement.

         8.2 Duration of Duty. The foregoing duty of nonuse and nondisclosure of any Confidential Information shall be binding upon the receiving party during the Term and for three (3) years thereafter; provided, however, that nothing herein shall imply that at the end of such 3-year period that the receiving party shall have the right to use Confidential Information.

         8.3 Exclusions. The foregoing duty of nonuse and nondisclosure of Confidential Information shall not apply to any information which (a) is or becomes in the public domain through no fault or act of the receiving party; (b) is obtained by the receiving party from a third party under no duty of nonuse and nondisclosure to the disclosing party; (c) is independently developed or derived by receiving party prior to its disclosure to the receiving party, as shown by the receiving party's books and records; (d) is required to be revealed to an IVI Licensor pursuant to the license agreement between IVI and the IVI
Licensor; or (e) is required to be revealed pursuant to law or regulation. In the latter event, the party required by law or regulation to make such revelation shall use its best efforts to afford the other party a reasonable opportunity to challenge such requirement and/or to obtain any protective order as may be available to limit or control the revelation.


ARTICLE 9.0  INDEMNIFICATION

         9.1 IVI Indemnification of AHN. IVI hereby agrees to defend and hereby indemnifies and holds AHN, its officers, directors, employees and agents and AHN's Affiliates and the officers, directors, employees and agents of such Affiliates harmless from all liability, demands, damages, expenses, losses, fees (including reasonable attorney's fees) arising out of or resulting from (a) any breach of the covenants, representations or warranties given by IVI elsewhere in this Agreement, (b) any death, personal injury, or illness arising out of or resulting from IVI's negligent or reckless preparation of the Materials and (c) any claims for property damage, defamation or invasion of privacy made against AHN that arise out of or result from IVI's negligent or reckless preparation of the Materials.

         9.2 AHN Indemnification of IVI. AHN hereby agrees to defend and hereby indemnifies and holds IVI, its officers, directors, employees and agents and IVI's Affiliates and IVI's Licensors and the officers, directors, employees and agents of such Affiliates and Licensors harmless from all liability, demands, damages expenses, losses, fees (including reasonable attorney's fees) arising out of or resulting from (a) any breach of the covenants, representations or warranties given by AHN elsewhere in this Agreement, (b) any death, personal injury, or illness arising out of or resulting from AHN's negligent use of the Materials and (c) property damage, defamation and invasion of privacy made against IVI or IVI's licensors that arise out of or result from AHN's negligent or improper use of the Materials.

         9.3 Procedure for Indemnification Claim. An indemnified party shall give prompt written notice to the indemnifying party for any request for indemnification under this Article 9, setting forth in reasonable detail the nature and extent of the liability, demand, damage, expense, loss, fee or settlement ("Liability Claim"). An indemnifying party shall have no duty of indemnification under this Article 9 if the indemnified party fails to give such notice in a timely manner and such failure is materially prejudicial to the ability of the indemnifying party to defend against such Liability Claim. The indemnified party shall render such cooperation in the defense of any Liability Claim as the indemnifying party may reasonably request but at the indemnifying party's expense, and the indemnifying party shall have sole and exclusive control of the litigation, defense or settlement of any Liability Claim; provided,however, if there is or reasonably appears to be a conflict of interest in a single legal counsel representing both the indemnifying party and the indemnified party, the indemnified party shall have the right to separate representation by legal counsel of its own choice, at the expense of and subject to the approval of the indemnifying party, which approval shall not be unreasonably withheld.


ARTICLE 10.0  DISPUTE RESOLUTION

         10.1 Dispute Resolution. Except as provided in Section 10.2 below, AHN and IVI shall each use its best efforts to resolve any dispute between them promptly and amicably and without resort to any legal process if feasible within thirty (30) days of receipt of a written notice by one party to the other party of the existence of such dispute. Except as provided in Section 10.2 below, no further action may be taken under this Article 10.0 unless and until an officer of AHN and an officer of IVI have met in good faith to discuss and settle such dispute. The foregoing requirement in this Section 10.1 shall be without prejudice to either party's rights, if applicable, to terminate this Agreement under Article 7.0 above.

         10.2 Litigation Rights Reserved. If any dispute arises with regard to the infringement of a party's intellectual property rights or with regard to any violation of any confidentiality provisions or with regard to the use of the Materials by AHN in violation of the terms of this Agreement, the adversely affected party may seek any available remedy at law or in equity from a court of competent jurisdiction.

         10.3 Procedure for Arbitration. Except as provided in section 10.2 above, any dispute between AHN and IVI arising out of or resulting from this Agreement, its performance or its termination shall be resolved by final and binding arbitration according to the then-current Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules"). Such arbitration shall be performed by three (3) neutral arbitrators selected by the mutual agreement of the parties or, failing such agreement, in accordance with the AAA Rules. At least one (1) of the arbitrators shall be an attorney reasonably experienced in business law matters, and at least one (1) of the arbitrators shall be a person with reasonable experience and/or expertise in the field of electronic publishing. Such arbitration shall take place in Minneapolis, Minnesota, and each party hereby consents to the personal jurisdiction of the Minnesota State District Court in and for Hennepin County for the purpose of entry or enforcement of any arbitral award or judgment. Notwithstanding any contrary provision in the AAA Rules, the following procedures and rules shall apply to any such arbitration:

         10.3.1 Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and limited prehearing discovery, including (a) exchange of witness lists,
         (b) depositions under oath of named witnesses, (c) written interrogatories, and (d) document requests.

         10.3.2 Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be adduced by the parties and shall promptly render a written opinion and award.

         10.3.3 The arbitrators may not award or assess punitive damages against either party.

         10.3.4 Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.

         10.4 Survival. The duty of the parties to arbitrate any dispute pursuant to Section 10.3 shall survive the termination of this Agreement.


ARTICLE 11.0  MISCELLANEOUS PROVISIONS

         11.1 Notices. All notices, invoices or accounting statements required or permitted under this Agreement shall be given in writing and sent to the other party at the addresses set forth in the preamble to this Agreement. Any notice so given shall be deemed to have been served in the case of personal delivery, on the day of delivery; in the case of service by certified U.S. mail, in four (4) working days from the day it was posted with sufficient postage attached and with the proper address (or on the date of actual receipt, if a return receipt shows actual receipt earlier); and in the case of a telex or facsimile transmission, on the date of transmission of the notice (if proof of successful transmission is retained by the transmitting party). Any notice given in any other manner shall be effective only when actually received. Either party may change the above address by written not ice to the other party in accordance with this Section 10.1.

         11.2 Assignment. AHN shall not assign, delegate, sublicense or otherwise transfer all or any of its rights or duties hereunder without the prior written consent of IVI; provided, that without the consent of IVI, AHN shall have the right to assign this Agreement, and all of its rights and obligations hereunder, to any corporation, partnership, limited liability company or other entity that succeeds to the business of AHN, so long as such entity assumes in writing all of the obligations of AHN under this Agreement by a written instrument reasonably satisfactory to IVI and there is no change in the senior management of AHN. IVI shall not assign this Agreement without the written consent of AHN; provided, however, that IVI may assign this Agreement without consent of AHN to any party with whom IVI merges or to whom IVI sells substantially all of its assets and further provided that the delegation or assignment by IVI to third parties of production, creation or development duties shall not be considered an assignment hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective legal successors and assigns.

         11.3 Independent Contractors. Nothing in this Agreement constitutes a partnership between or joint venture by the parties hereto or constitutes either party the agent of the other. Neither party shall hold itself out contrary to the terms of this Section 10.3, and neither party shall become liable by any representation, act or omission of the other party which is contrary to the terms of this Section 11.3.

         11.4 Entire Agreement; Amendment. This Agreement and the schedules, exhibits and attachments hereto constitute the entire agreement between the parties hereto and supersede and cancel any and all prior or contemporaneous negotiations, undertakings, discussions, agreements and licenses, oral or written, with respect to the subject matter hereof.

         11.5 Waiver. No waiver by either party of any breach of this Agreement shall be a waiver of any other breach of the same or any other provision hereof. The exercise of any right granted to either party shall not be a waiver of any other right. No remedy or election shall be exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity to achieve the fairest and most just outcome between the parties hereto.

         11.6 Consent. Whenever this Agreement refers to the "prior written consent" of either party, to be binding upon such party, such consent shall be express and shall not be implied, whether by context, conduct or otherwise.

         11.7 Choice of Law. This Agreement is made under and shall be performed and interpreted in accordance with the laws of the State of Minnesota and of the United States of America, but exclusive of its choice of laws or conflict of laws provisions.

         11.8 Savings Clause. If any provision of this Agreement shall be found invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or, if that is not possible, such provision shall be deemed stricken and deleted from this Agreement, as the case may require, and this Agreement shall then be construed and enforced to the maximum extent permitted by law and to achieve the fundamental intent of the parties hereto.

         11.9 Captions and Headings. The captions and headings used in this Agreement are for convenience of reference only and shall not be deemed to expand, contract, alter or restrict any term or condition herein.

         11.10 Construction. IVI and AHN have each contributed to the negotiation and drafting of this Agreement and the schedules, exhibits and attachments hereto and have each had the right and opportunity to consult privately with experienced and independent legal counsel prior to the execution of this instrument. Accordingly, the fact that one party or the other may have drafted all or a part of any term or condition of this Agreement shall not be a basis to read or construe such provision more strictly against the drafting party.

         11.11 Counterparts. This Agreement may be executed by the parties hereto in counterparts, and, taken together, shall constitute the one and same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       IVI:

                                       IVI PUBLISHING, INC.



                                       By /s/ Joy Solomon
                                       Its Senior Vice President

                                       AHN:

                                       AMERICA'S HEALTH NETWORK, INC.


                                       By /s/ Webster F. Golinkin
                                       Its Chairman and Chief Executive Officer

                                    Exhibit A



1. IVI'S fee for the production of the first forty-eight (48) Second Opinions shall be Three Hundred Sixty Dollars ($360.00) per Second Opinion, inclusive of the 15% fee payable to IVI under Section 2.4.1 of the Agreement and all costs of Mayo's approval of the Second Opinion. This amount further includes all IVI services necessary to produce and deliver a second opinion produced to broadcast standards and approved by Mayo (if required), except tape stock to be provided by AHN, including, without limitation, the following services: (i) identification and scheduling of the appropriate Mayo physician or other health care professional and the amount required to secure the appearance of such person, (ii) identification and scheduling of the appropriate shoot location, (iii) selection and scheduling of an AHN-approved video production team (such approval not to be unreasonably withheld) to include a shooter, a shooter's assistant, a make-up artist, and a production assistant, and (iv) post-production services including but not limited to cleaning up the in/out cues of each selected take, incorporation of appropriate b-roll approved by Mayo, and delivery of the Second Opinion, with appropriate supporting documentation, to AHN. At the completion of the first 48 Second Opinions AHN and IVI will meet in good faith to determine the extent to which the cost-related assumptions underlying the price of Three Hundred Sixty Dollars ($360.00) per Second Opinion were accurate and the extent to which any need for any upward or downward revision in price may be indicated.

2. IVI's cost to obtain Mayo's approval of any Materials (when requested by AHN) other than Second opinions shall be the lesser of (i) fifty dollars ($50.00) per item of such Material and (ii) two hundred fifty dollars ($250.00) per hour of labor devoted to the approval of such Material. As, a prerequisite to AHN's, payment of approval services rendered by IVI, IVI shall complete and, submit to AHN an "approval document" (to be jointly developed by AHN and IVI) which details the time spent gaining Mayo's approval of each item of requested Materials and contains the signatures of Mayo representatives authorized to approve each item of Materials.